EXHIBIT 4.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE LAW IS AVAILABLE.

APOLLO MEDICAL HOLDINGS, INC.

STOCK PURCHASE WARRANT

To Purchase Eight Hundred Thousand Shares of Common Stock
(800,000 shares)

No. 2014-1	Issue Date: July 21, 2014

THIS CERTIFIES that, for value received, Stanley Lau, M.D. (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof, to subscribe for and purchase, from APOLLO MEDICAL HOLDINGS, INC., a Delaware corporation (the “Company”), the number of fully paid non-assessable shares of the Company’s common stock, $0.001 par value (“Common Stock”) specified above (the “Warrant Shares”) at a purchase price of $1.00 per share (the “Exercise Price”), provided that such right will terminate, if not terminated earlier in accordance with the provisions hereof, at 5:00 p.m. (California time) on July 21, 2018 (the “Expiration Date”).

The Exercise Price and the number of Warrant Shares for which this warrant (the “Warrant”) is exercisable are subject to adjustment as provided in Section 11.

This Warrant is being issued pursuant to that certain Stock Purchase Agreement, dated as of July 21, 2014 (the “Stock Purchase Agreement”), by and between SCHC Acquisition, A Medical Corporation (the “Purchaser”), Southern California Heart Centers, a Medical Corporation (“SCHC”), and the owners of all of the issued and outstanding capital stock in SCHC (the “Sellers”), pursuant to which the Purchaser is acquiring SCHC by purchasing the shares of capital stock in SCHC held by the Sellers. The Holder is a Seller under the Stock Purchase Agreement, and the issuance of this Warrant by the Company to the Holder is part of the purchase price payable under the Stock Purchase Agreement for the Purchaser’s acquisition of the Holder’s shares of capital stock in SCHC. The Purchaser is an Affiliate of the Company, and a disinterested majority of the Board of Directors of the Company has authorized the acquisition of SCHC and the issuance of this Warrant and has determined that SCHC is an operating company in a business synergistic with the business of the Company (and not an entity whose primary business is investing in securities) and will provide to the Company additional benefits in addition to the investment of funds, and that the Company is not issuing this Warrant primarily for the purpose of raising capital.

1.            Number of Shares Issuable upon Exercise.

Unless sooner terminated in accordance herewith, from and after July 21, 2017 through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, up to the number of Warrant Shares specified above, subject to adjustment pursuant hereto, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the “Notice of Exercise”) along with payment to the Company of the Exercise Price.

2.            Exercise of Warrant.

(a)          The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole at any time or in part from time to time by delivery of the Notice of Exercise duly completed and executed at the office of the Company in California (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Warrant Shares thereby purchased (cash, bank wire transfer, or by certified or official bank check payable to the order of the Company in an amount equal to the Exercise Price of the Warrant Shares thereby purchased), in each case prior to the Expiration Date. If this Warrant is exercised in part, the Company will issue to the Holder hereof a new Warrant upon the same terms as this Warrant but for the balance of Warrant Shares for which this Warrant remains exercisable. The Company agrees that upon exercise of this Warrant the Holder shall be deemed to be the record owner of the Warrant Shares issued upon exercise as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. This Warrant will be surrendered at the time of exercise or, if lost, stolen, misplaced or destroyed, the Holder will comply with Section 7. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder hereof within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

(b)          The Company covenants that all Warrant Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue which shall be paid by the Company in accordance with Section 4 below).

3.            No Fractional Shares.

The Company shall not be required to issue fractional Warrant Shares upon the exercise of this Warrant or to deliver certificates that evidence fractional Warrant Shares. In the event that a fraction of a Warrant Share would, except for the provisions of this Section 3, be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Per Share Market Value of the Warrant Share.

2

As used herein, “Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the national securities exchange on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the average of the closing bid and asked prices on the national securities exchange on the date nearest preceding such date, (b) if the shares of Common Stock are not then listed or quoted on a national securities exchange, the average of the closing bid and asked prices for a share of Common Stock in the over-the-counter market, as reported by OTC Market Group, or an equivalent generally accepted reporting service, at the close of business on such date, or (c) if the shares of Common Stock are not then publicly traded, the fair market value of a share of Common Stock as determined in good faith by the Company’s Board of Directors.

4.            Charges, Taxes and Expenses.

Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder of this Warrant, this Warrant, when exercised, shall be accompanied by the Assignment Form attached hereto as Exhibit B (the “Assignment Form”) duly executed by the Holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for Warrant Shares, the Company may require, as a condition thereto, that the transferee execute an appropriate investment representation as may be reasonably required by the Company.

5.            No Rights as Stockholder.

This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

6.            Exchange and Registry of Warrant.

This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new Warrant or Warrants aggregating the total Warrant Shares of the surrendered Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.            Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor (but with no additional rights or obligations) and dated as of such cancellation, in lieu of this Warrant.

3

8.            Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9.            Cash Distributions.

No adjustment on account of cash dividends or interest on the Common Stock will be made to the Exercise Price under this Warrant.

10.          Consolidation, Merger or Sale of the Company.

If the Company is a party to a consolidation, merger or transfer of assets that reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company’s obligations under this Warrant. Upon consummation of such transaction the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company’s obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10.

11.          Adjustments in Warrant Shares and Exercise Price.

The number of shares and class of capital stock purchasable under this Warrant and the Exercise Price are subject to adjustment from time to time as set forth in this Section 11.

(a)           Adjustment for change in capital stock. If the Company:

(i)          pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

(ii)         subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii)        combines its outstanding shares of Common Stock into a smaller number of shares;

4

(iv)        makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v)         issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of this Warrant in effect immediately prior to such action shall be adjusted so that the Holder may receive the number and classes of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised this Warrant immediately prior to such action. The Exercise Price shall be appropriately adjusted to reflect such adjustments to the number of shares.

For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment the Holder, upon exercise of the Warrant, may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Warrant. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 11(a), the Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

(b)           The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders of this Warrant against impairment.

12.          Certificate as to Adjustments.

In each case of any adjustment or readjustment in the shares issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares issued or sold or deemed to have been issued or sold, (b) the number of shares outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 15 hereof).

5

13.          Reservation of Stock Issuable on Exercise of Warrant.

The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock from time to time issuable on the exercise of this Warrant.

14.          Assignment; Exchange of Warrant.

Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a “Transferor”) with respect to any or all of the shares underlying this Warrant. On the surrender for exchange of this Warrant, with the Transferor’s duly executed Assignment Form and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel in form and substance satisfactory to the Company that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Assignment Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrant so surrendered by the Transferor; and provided further, that upon any such transfer, the Company may require, as a condition thereto, that the Transferee execute an appropriate investment representation as may be reasonably required by the Company.

15.          Warrant Agent.

The Company may, by written notice to the Holder, appoint an agent for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to Section 2, exchanging this Warrant pursuant to Section 14, and replacing this Warrant pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

16.          Notices, etc.

All notices shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below each party’s signature on the Subscription Agreement.

6

17.          Notices of Record Date.

In case,

(a)          The Company takes a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive a dividend, distribution or any other rights; or

(b)          There is any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or consolidation or merger of the Company with or into another corporation which does not constitute a sale of the Company; or

(c)          There is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in any such case, the Company shall cause to be mailed to the Holder, at least 5 business days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up.

18.          Amendments and Supplements.

The Company may from time to time supplement or amend this Warrant without the approval of the Holder in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. All other supplements or amendments to this Warrant must be signed by the party against whom such supplement or amendment is to be enforced.

19.          Representations and Warranties of Holder.

The Holder represents and warrants to the Company that each of the following is true and correct as of the date of this Warrant:

(a)          The Holder is an “accredited investor” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Holder is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant and the Warrant Shares, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder’s prospective investment in this Warrant and the Warrant Shares. The Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in the Holder’s contemplated investment in this Warrant and the Warrant Shares. The Holder is relying on his own research and business judgment, and not acting on the basis of any representations or other information given by or on behalf of the Company.

7

(b)          The Holder is acquiring this Warrant and the Warrant Shares for investment for the Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” of this Warrant or the Warrant Shares within the meaning of the Securities Act.

(c)          The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

(d)          The Holder understands that this Warrant and the Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold this Warrant and the Warrant Shares indefinitely unless this Warrant or the Warrant Shares are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation and does not intend to register or qualify this Warrant or the Warrant Shares for resale either under the Securities Act or any state securities laws. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period of this Warrant and the Warrant Shares, and requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

20.          Certificates to Bear Legend.

The Warrant Shares issuable upon exercise thereof shall bear the following legend by which Holder shall be bound:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.”

Certificates for Warrant Shares without such legend shall be issued if such Warrant Shares are sold pursuant to an effective registration statement under the Securities Act, or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Securities Act.

8

21.          Miscellaneous.

(a)          This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. The parties submit to the jurisdiction of the Courts of the County of Los Angeles, State of California or a Federal Court empanelled in the State of California for the resolution of all legal disputes arising under the terms of this Warrant, including, but not limited to, enforcement of any arbitration award. The Company and the Holder agree to submit to the jurisdiction of such courts and waive trial by jury.

(b)          If any action or proceeding is brought by the Company on the one hand or by the Holder on the other hand to enforce or continue any provision of this Warrant, the prevailing party’s costs and expenses, including its reasonable attorney’s fees, in connection with such action or proceeding shall be paid by the other party.

(c)          In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of this Warrant.

(d)          The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

9

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized as of the date first written above.

APOLLO MEDICAL HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Warren Hosseinion
Warren Hosseinion, M.D.
Chief Executive Officer

ACKNOWLEDGED AND AGREED
BY THE HOLDER (including the
representations and warranties set forth in
Section 19):

/s/ Stanley Lau
Name: Stanley Lau, M.D.

[Signature Page to Stock Purchase Warrant for Dr. Lau]

10

EXHIBIT A

TO

WARRANT

NOTICE OF EXERCISE

To Be Executed by the Holder

in Order to Exercise the Warrant

The undersigned Holder hereby elects to purchase                      shares of Common Stock (the “Shares”) pursuant to the attached Warrant, and requests that certificates for securities be issued in the name of:

(Please type or print name and address)

(Social Security or Tax Identification Number)
and delivered
to:
.
(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Warrant Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Warrant Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $                    by check, money order or wire transfer payable in United States currency to the order of Apollo Medical Holdings, Inc.

HOLDER:

Dated:	By:
Name:
Title:

Address:

11

EXHIBIT B

TO

WARRANT

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                          the right represented by the within Warrant to purchase                    shares of Common Stock of Apollo Medical Holdings, Inc., a Delaware corporation, to which the within Warrant relates, and appoints                                     Attorney to transfer such right on the books of Apollo Medical Holdings, Inc., a Delaware corporation, with full power of substitution of premises.

Dated:	By:
Name:
Title:
(signature must conform to name of the Holder as specified on the fact of the Warrant)

Address:

Signed in the presence of:

Dated:

12